Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732) 240-4500, ext. 7506

Fax: (732) 349-5070

Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.

ANNOUNCES RESIGNATION OF VITO R. NARDELLI

TOMS RIVER, NEW JERSEY, August 3, 2012…OceanFirst Financial Corp. (NASDAQ:“OCFC”), the holding company for OceanFirst Bank (the “Bank”), and Vito R. Nardelli announced that he will resign as President and Chief Operating Officer effective on August 31, 2012.

Mr. Nardelli indicated that, with over three decades of experience in the banking industry, he intends to take some time to explore various professional and personal opportunities. Upon Mr. Nardelli’s resignation, John R. Garbarino, the Company’s Chairman and CEO, will assume Mr. Nardelli’s responsibilities as the principal operating officer of the Company on an interim basis.

Regarding the announcement, Mr. Garbarino stated “Vito Nardelli has served the company very well for the past eight years, and helped OceanFirst fulfill its mission of providing value to its stockholders through extraordinary community banking. We wish him well with his future endeavors.”

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OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered savings bank with $2.3 billion in assets and twenty-four branches located in Ocean, Monmouth and Middlesex Counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available by visiting us at www.oceanfirst.com.